UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100	76102
Forth Worth, TX	(Zip Code)
(Address of principal executive offices)

(817) 334-4100
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Facility Forbearance Agreement

As previously disclosed on May 3, 2021, Basic Energy Services, Inc. (the “Company”) entered into that certain Super Priority Credit Agreement (the “Super Priority Credit Agreement”), among the Company, the lenders party thereto (the “Term Loan Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent (“Cantor”). The Super Priority Credit Agreement provides for a super priority loan facility consisting of term loans in a principal amount of $10,000,000 (the “Term Loan Facility”).

On May 14, 2021, the Company and certain of the Company’s subsidiaries entered into that certain Forbearance Agreement (the “Term Loan Forbearance Agreement”) with the requisite number of Term Loan Lenders and Cantor. Pursuant to the Term Loan Forbearance Agreement, subject to certain terms and conditions set forth therein, the Term Loan Lenders agreed to (among other things) forbear from exercising remedies in respect of an event of default occurring thereunder as a result of the failure to pay interest on the Company’s 10.75% Senior Secured Notes due 2023 (the “Senior Secured Notes” and such default under the Senior Secured Notes, the “Interest Payment Default”) following the expiration of the applicable grace period, until May 23, 2021 (subject to certain early termination events). The Lenders under the Term Loan Facility also have extended the maturity date of the facility to May 23, 2021 and corresponding adjustments to certain interim milestones therein have been made.

The foregoing description of the Term Loan Forbearance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Term Loan Forbearance Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ABL Forbearance Agreement

As previously disclosed on May 3, 2021, the Company and certain of the Company’s subsidiaries entered into a forbearance agreement (the “Forbearance Agreement”) with Bank of America, N.A., as administrative agent (the “Agent”) and certain lenders holding greater than a majority of the commitments (collectively, the “Credit Agreement Forbearing Parties”) under that certain Credit Agreement dated October 2, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) among the Company, the lenders party thereto, and the Agent.

Pursuant to the Forbearance Agreement, subject to certain terms and conditions set forth therein, the Credit Agreement Forbearing Parties agreed to temporarily forbear from exercising any rights or remedies they may have in respect of the Interest Payment Default and certain additional events of default described therein. The Forbearance Agreement was scheduled to terminate on May 15, 2021 (the “Original Termination Date”), unless extended or certain specified circumstances cause an earlier termination.

On May 14, 2021, the Company and certain of the Company’s subsidiaries entered into that certain Limited Consent and Second Amendment to Forbearance Agreement (the “Forbearance Amendment”) with the Agent and the Credit Agreement Forbearance Parties. Pursuant to the Forbearance Amendment, subject to certain terms and conditions set forth therein, the Credit Agreement Forbearing Parties agreed to (among other things) (i) extend the Original Termination Date to May 23, 2021 and (ii) adjust certain interim milestones therein (subject to certain early termination events).

The above description of the terms of the Forbearance Amendment does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Amendment, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Ascribe Notes Forbearance Agreement

As previously disclosed on May 3, 2021, the Company entered into a consent letter (the “Ascribe Consent Letter”) with Ascribe III Investments LLC (“Ascribe”) under (i) that certain Senior Secured Promissory Note dated as of March 9, 2020 with Ascribe as payee (the “Senior Secured Promissory Note”) and (ii) that certain Second Lien Promissory Note dated October 15, 2020 with Ascribe (the “Second Lien Promissory Note”, together with the Senior Secured Promissory Note, the “Ascribe Notes”).

Pursuant to the Consent Letter, subject to certain terms and conditions set forth therein, Ascribe agreed to (i) forbear from exercising any rights or remedies they may have in respect of the Company’s failure to pay interest on the Ascribe Notes from and after the closing date of the Term Loan Facility (the “Ascribe Forbearance Period”) and (ii) consent to incurrence of the Term Loan Facility and the first priority liens on the collateral described therein.

On May 14, 2021, the Company entered into that certain Amendment to the Consent Letter (the “Ascribe Amendment”) with Ascribe. Pursuant to the Ascribe Amendment, subject to certain terms and conditions set forth therein, Ascribe agreed to extend the Ascribe Forbearance Period to May 23, 2021.

The above description of the terms of the Ascribe Amendment does not purport to be complete and is qualified in its entirety by the full text of the Ascribe Amendment, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Notes Forbearance

On May 14, 2021, the Company and certain of the Company’s subsidiaries entered into a Forbearance Agreement (the “Notes Forbearance Agreement”) with certain holders of the Senior Secured Notes under that certain Indenture dated as of October 2, 2018 (as amended, restated, supplemented or otherwise modified, the “Indenture”) among the Company, the guarantors under the Indenture and the Trustee and Collateral Agent.

Pursuant to the Notes Forbearance Agreement, holders of approximately $316.4 million in aggregate principal amount, or 91.06%, of the $347.5 million issued and outstanding Senior Secured Notes, subject to certain conditions precedent and continuing conditions, agreed that during the forbearance period ending on May 23, 2021 (subject to certain early termination events) they would not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the holders, the Trustee or the Collateral Agent, under the Indenture for the Senior Secured Notes, or otherwise, including, without limitation, any action to accelerate the Senior Secured Notes, with respect to the Interest Payment Default.

The foregoing description of the Notes Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes Forbearance Agreement, a copy of which is being filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Term Loan Forbearance Agreement, the Forbearance Amendment, the Ascribe Amendment and the Notes Forbearance Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1*	Forbearance Agreement, dated as of May 14, 2021, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-32693) filed on May 17, 2021).
10.2*	Second Amendment to the Forbearance Agreement, dated as of May 14, 2021, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto and Bank of America, N.A. as administrative agent (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-32693) filed on May 17, 2021).
10.3*	Amendment to Consent Letter, dated as of May 14, 2021, by and among Basic Energy Services, Inc. and Ascribe III Investments LLC. (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-32693) filed on May 17, 2021).
10.4*	Forbearance Agreement, dated as of May 14, 2021, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto and the Supporting Holders (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-32693) filed on May 17, 2021).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

	By:	/s/ Adam L. Hurley
Date: May 20, 2021		Adam L. Hurley (Executive Vice President, Chief Financial Officer, Treasurer and Secretary)